UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of earliest event reported: May 25, 2011

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 31, 2011, GAMCO Investors, Inc. (the “Company”) completed a public offering of $100,000,000 aggregate principal amount of its 5.875% Senior Notes due 2021 (the “Notes”).  The Notes were offered  under the Company’s Registration Statement on Form S-3 (No. 333-160802) filed with the Securities and Exchange Commission, as amended.

The Notes were issued pursuant to an Indenture, dated February 6, 2002, as supplemented by the Second Supplemental Indenture, dated May 31, 2011, between the Company and The Bank of New York Mellon, as trustee (the “Second Supplemental Indenture”).

The Second Supplemental Indenture is filed herewith as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The Second Supplemental Indenture includes the form of the Notes. The descriptions of the material terms of the Second Supplemental Indenture and the Notes are qualified in their entirety by reference to such exhibit.

The Notes will mature on June 1, 2021. Interest on the Notes will be payable on June 1 and December 1 of each year, beginning on December 1, 2011. The interest rate on the Notes is 5.875% per annum.

On May 25, 2011, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the "Underwriter"), relating to the sale by the Company of the Notes. Pursuant to the terms of the Underwriting Agreement, the Company sold the Notes to the Underwriter at a price of 99.35% of the principal amount thereof.   The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03.    Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above related to the Second Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

In reviewing the Underwriting Agreement included as Exhibit 1.1 to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The Underwriting Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other parties to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 25, 2011, between GAMCO Investors, Inc. and Citigroup Global Markets Inc.
4.1	Second Supplemental Indenture, dated May 31, 2011, between GAMCO Investors, Inc. and The Bank of New York Mellon, as Trustee (includes form of 5.875% Senior Notes due 2021).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality of the Notes.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          GAMCO Investors, Inc.
                          (Registrant)

                          By: /s/ Robert S. Zuccaro
Date: May 31, 2011
                          Robert S. Zuccaro
                          Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 25, 2011, between GAMCO Investors, Inc. and Citigroup Global Markets Inc.
4.1	Second Supplemental Indenture, dated May 31, 2011, between GAMCO Investors, Inc. and The Bank of New York Mellon, as Trustee (includes form of 5.875% Senior Notes due 2021).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality of the Notes.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).